SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CVB Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

CVB FINANCIAL CORP.
NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2003

               TO OUR SHAREHOLDERS:

               The 2003 Annual Meeting of Shareholders of CVB Financial Corp. will be held at the Ontario Convention Center, 2000 Convention Center Way, Ontario, California 91764 on Wednesday, May 21, 2003 at 7:00 p.m. local time.

               At our meeting, we will ask you to act on the following matters:

               1. Election of Directors. Elect seven persons to the Board of Directors to serve for a term of one year. The following seven persons are the nominees:

George A. Borba	James C. Seley
John A. Borba	D. Linn Wiley
Ronald O. Kruse	San E. Vaccaro
John J. LoPorto

               2. Ratification of Appointment of Independent Public Accountants. Ratify the appointment of Deloitte & Touche as independent public accountants for 2003.

               3. Other Business. Transact any other business which properly comes before the meeting.

               Our Bylaws provide for the nomination of directors in the following manner:

               “Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2 of these bylaws; provided, however, that if only 10 days’ notice of the meeting is given to shareholders such notice of intention to nominate shall be received by the President of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each nominee.”

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               If you were a shareholder of record at the close of business on March 31, 2003, you may vote at the meeting or at any postponement or adjournment of the meeting.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

DONNA MARCHESI Corporate Secretary

Dated: April 9, 2003

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
STOCK OWNERSHIP
Proposal 1: Election of Directors
EXECUTIVE COMPENSATION
REPORT OF THE PERSONNEL COMMITTEE AND THE STOCK OPTION COMMITTEE
Proposal 2: Ratification of Appointment of Independent Public Accountants
ANNUAL REPORT
PROPOSALS OF SHAREHOLDERS

PROXY STATEMENT FOR
CVB FINANCIAL CORP.
701 North Haven Avenue, Suite 350
Ontario, California 91764
(909) 980-4030

               This proxy statement contains information about the annual meeting of shareholders of CVB Financial Corp. to be held on Wednesday, May 21, 2003 beginning at 7:00 p.m., local time, at the Ontario Convention Center, 2000 Convention Center Way, Ontario, California 91764, and at any postponements or adjournments of the meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me This Proxy Statement?

               We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors is soliciting your vote at the 2003 Annual Meeting of Shareholders.

               This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

               We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about April 9, 2003 to all shareholders entitled to vote. The record date for those entitled to vote is March 31, 2003. On March 31, 2003, there were         shares of our common stock outstanding. Common stock is our only class of stock outstanding. We are also sending our Annual Report including our Annual Report on Form 10-K to shareholders for the year ended December 31, 2002 along with this proxy statement.

How Do I Vote By Proxy?

               Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote.

               If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all seven nominees for director; and

•	“FOR” ratification of the appointment of Deloitte & Touche as independent accountants for 2003.

               If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. At the time this proxy statement went to press, we knew of no matters which needed to be acted on at the meeting, other than those discussed in this proxy statement.

How Many Votes Do I Have?

               Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. However, in the election of directors, you are entitled to cumulate your votes if you are present at the meeting, the nominee’s(s’) name(s) have properly been placed in nomination, and a shareholder has given notice at the meeting prior to the actual voting of his intention to vote his shares cumulatively. Cumulative voting allows you to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares you own, or to distribute your votes in the same fashion between two or more nominees. The return of an executed proxy grants the Board of Directors the discretionary authority to also cumulate votes.

Can I Change My Vote After I Return My Proxy Card?

               Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if you file with CVB Financial’s Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How Do I Vote In Person?

               If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a legal proxy from your broker, bank or other nominee to vote the shares at the meeting.

What Constitutes A Quorum?

               The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies which are marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

What Vote Is Required For Each Proposal?

               The seven nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. In order to ratify the selection of independent accountants, the proposal must receive the affirmative vote of a majority of the votes represented and voting at the annual meeting which also must be at least a majority of the required quorum. So, if you “abstain” from voting, it will have no effect.

What Are The Costs of Solicitation of Proxies?

               We will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but CVB Financial’s directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

STOCK OWNERSHIP

Who Are The Largest Owners of CVB Financial’s Common Stock?

               The following table shows the beneficial ownership of common stock as of March 31, 2003 by each person we know to be the beneficial owner of more than five percent of the outstanding shares of common stock based on information these persons have filed with the Securities and Exchange Commission on Schedule 13G. “Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you beneficially own CVB Financial’s common stock not only if you hold it directly, but also if you indirectly, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell it or you have the right to acquire it within 60 days of March 31, 2003:

		Common Stock
Name	Address	Beneficially Owned

		Number	Percent
		of Shares	of Class

George A. Borba	c/o Citizens Business Bank	6,062,859	13.9%
	701 N. Haven Avenue
	Ontario, CA 91764

John Vanderschaaf	500 Wells Lane Ripon, CA 95366	2,234,416	5.1%

How Much Stock Do CVB Financial’s Directors and Officers own?

               The following table shows the beneficial ownership of CVB Financial’s common stock as of March 31, 2003 by (i) our Chief Executive Officer and President; (ii) our four most other highly compensated executive officers in 2002; (iii) each director, all of whom are also nominees for director and (iv) by all directors and executive officers as a group.

	Common Stock
	Beneficially Owned

	Number	Percent
Name	of Shares(1)	Of Class(2)

George A. Borba (3) Chairman of the Board and Nominee	6,062,859	13.9
John A. Borba(3) Director and Nominee	1,357,846	3.1
Ronald O. Kruse(4) Director and Nominee	1,020,244	2.3
John J. LoPorto(5) Director and Nominee	879,203	2.0
James C. Seley(6) Director and Nominee	134,935	*
San E. Vaccaro(7) Director and Nominee	258,157	*
D. Linn Wiley, President, Chief Executive Officer, Director and Nominee(8)	653,640	1.5
Frank Basirico,(9) Executive Vice President	35,210	*
Edward J. Biebrich, Jr. Executive Vice President and Chief Financial Officer(10)	85,483	*
Jay W. Coleman, Executive Vice President(11)	195,175	*
Edwin Pomplun, Executive Vice President(12)	53,301	*
Current Directors and Executive Officers (11 persons)(13)	10,736,053	24.6

*	Less than 1%.

(1)	Except as otherwise noted below, each person directly or indirectly has sole or shared voting and investment power (as community property and/or with such person’s spouse) with respect to the shares listed.

(2)	The percentage for each of these persons or group is based upon the total number of shares of CVB Financial’s Common Stock outstanding as of March 31, 2003 plus the shares which the respective individual or group has the right to acquire within 60 days after March 31, 2003 by the exercise of stock options.

(3)	Includes 102,831 shares which each individual can acquire within 60 days after March 31, 2003 by the exercise of stock options.

(4)	Includes 74,283 shares which Mr. Kruse can acquire within 60 days after March 31, 2003 by the exercise of stock options.

(5)	Includes 102,831 shares which Mr. LoPorto can acquire within 60 days after March 31, 2003 by exercise of stock options. Includes 3,649 shares held by Mr. LoPorto as custodian for his grandchildren.

(6)	Includes 131,379 shares which Mr. Seley can acquire within 60 days after March 31, 2003 by the exercise of stock options and 1,416 shares which Mr. Seley shares ownership over through an investment club.

(7)	Includes 157,884 shares which Mr. Vaccaro can acquire within 60 days after March 31, 2003 by the exercise of stock options.

(8)	Includes 67,413 shares which Mr. Wiley can acquire within 60 days after March 31, 2003 by the exercise of stock options.

(9)	Includes 1,718 shares which Mr. Basirico can acquire within 60 days after March 31, 2003 by the exercise of stock options.

(10)	Includes 74,338 shares which Mr. Biebrich can acquire within 60 days after March 31, 2003 by the exercise of stock options.

(11)	Includes 12,891 shares which Mr. Coleman can acquire within 60 days after March 31, 2003 by the exercise of stock options.

(12)	Includes 49,758 shares which Mr. Pomplun can acquire within 60 days after March 31, 2003 by the exercise of stock options.

(13)	Includes 878,157 shares which members of the group can acquire within 60 days after March 31, 2003 by the exercise of stock options.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Election of Directors

               We have nominated seven directors for election at the annual meeting, which is the number of slots fixed for the election of directors.

               We will nominate the persons named below, all of whom are present members of CVB Financial Corp.’s Board of Directors, for election to serve until the 2004 Annual Meeting of Shareholders. Each of these persons is also a member of the Board of Directors of our principal subsidiary, Citizens Business Bank. The Board will cast its votes to effect the election of these nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board.

The Nominees

The directors standing for reelection are:

			Year First Elected
	Principal Occupation		or Appointed
Name and Position	For Past Five Years	Age	a Director

George A. Borba(1)	Dairy Farmer, George Borba	70	1981
Chairman of the Board	& Son Dairy
John A. Borba(1)	Dairy Farmer, John Borba &	75	1981
Director	Sons
Ronald O. Kruse	Chairman, Kruse Investment	64	1981
Vice Chairman of the	Co., Inc. and Feed
Board and Director	Commodities, LLC
John J. LoPorto Director	Investor	70	1981
James C. Seley Director	Trustee, Seley Family Trust	61	1996
San Vaccaro Director	Attorney	70	1999
D. Linn Wiley	President and Chief	64	1991
President, Chief	Executive Officer, CVB
Executive Officer	Financial Corp. and
and Director	Citizens Business Bank

(1)	George A. Borba and John A. Borba are brothers.

The Board of Directors and Committees

               The Board of Directors oversees our business and affairs. The Board also has eight (8) standing committees, including an Audit Committee, a Personnel Committee and a Stock Option Committee, all of which, except for the Stock Option Committee, are also committees of Citizens Business Bank. The Board does not have a nominating committee. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in the bylaws and reprinted in the Notice of Annual Meeting of Shareholders.

Audit Committee

               The audit committee of the board is composed of five (5) members and operates under a written charter adopted by the board of directors. The responsibilities of the audit committee are contained in the Audit Committee Report. The audit committee met thirteen (13) times during fiscal year 2002 and consisted of Messrs. John Borba, Kruse, LoPorto, Seley and Vaccaro. Each of the members is “independent,” as defined by our policies and the Nasdaq listing standards.

Audit Committee Report

               The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference.

               The audit committee reports to the board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of CVB Financial Corp.

               The Audit Committee Charter adopted by the board sets out the responsibilities, authority and specific duties of the audit committee.

               Pursuant to the charter, the audit committee has, among others, the following responsibilities:

•	To monitor the preparation of quarterly and annual financial reports;

•	To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors, including internal audit plans;

•	To review the general scope of the annual audit and the fees charged by the independent auditors; and

•	To review significant findings reported by bank regulators and management’s responses to such findings.

               In discharging its oversight responsibility the audit committee has met and held discussions with management and Deloitte & Touche, LLP, the independent auditors for CVB Financial Corp. Management represented to the audit committee that all consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

               The audit committee also obtained from the independent auditors a formal written statement describing all relationships between CVB Financial Corp. and the auditors that bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The audit committee discussed with the independent auditors any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence.

               Based on these discussions and reviews, the audit committee recommended that the Board of Directors approve the inclusion of CVB Financial Corp.’s audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Dated: March 19, 2003

THE AUDIT COMMITTEE

JOHN A. BORBA, Chairman
RONALD O. KRUSE
JOHN LOPORTO
JAMES C. SELEY
SAN VACCARO

The Personnel Committee

               In 2002, Mr. George Borba chaired the Personnel Committee, which held three (3) meetings during 2002. Messrs. G. Borba, J. Borba, R. Kruse, J. LoPorto, J. Seley and S. Vaccaro are also members of this committee. This committee approves issues related to the compensation of the officers and employees of Citizens Business Bank.

The Stock Option Committee

               In 2002, Mr. LoPorto chaired the Stock Option Committee, which held three (3) meetings during 2002. Messrs. J. Borba, Kruse, Seley and Vacarro also served on this committee in 2002. The Stock Option Committee administers our stock option plan, including making decisions regarding the grant of options.

The Number of Meetings Attended

               During 2002, CVB Financial’s Board of Directors held fourteen (14) meetings, and the Board of Directors of Citizens Business Bank held thirteen (13) meetings. All of the directors of CVB Financial and Citizens Business Bank during 2002 attended at least 75% of the aggregate of (i) the total number of CVB Financial and Citizens Business Bank Board meetings and (ii) the total number of meetings held by all committees of the Board of Directors of CVB Financial or Citizens Business Bank on which he served during 2002.

EXECUTIVE COMPENSATION

How Do We Compensate Executive Officers?

     Summary of Cash and Certain Other Compensation

               The tables on pages 9 through 10 show salaries and bonuses paid during the last three years, option grants in 2002 and 2002 fiscal year-end option values for our Chief Executive Officer and our next four most highly compensated executive officers who are our named executive officers.

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation

		Annual Compensation			Awards

				Other Annual		All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)(1)	Options(2)	Compensation($)(3)

D. LINN WILEY	2002	436,800	362,544	—	—	16,000
President and Chief Executive Officer of the	2001	420,000	364,370	—	—	13,600
Company and the Bank	2000	400,000	325,612	—	42,969	12,800
EDWARD J. BIEBRICH, Jr.	2002	190,500	81,439	—	31,250	16,000
Chief Financial Officer of the Company and Executive	2001	181,500	77,571	—	—	13,600
Vice President/Chief Financial Officer of the Bank	2000	173,500	67,668	—	8,594	12,800
FRANK BASIRICO	2002	189,000	76,545	—	31,250	16,000
Executive Vice President and Senior	2001	180,000	70,200	—	—	13,600
Loan Officer of the Bank	2000	165,000	69,303	—	8,594	12,800
JAY W. COLEMAN	2002	192,500	82,294	—	31,250	16,000
Executive Vice President of Sales and	2001	183,500	72,941	—	—	13,600
Service Division of the Bank	2000	176,000	44,882	—	8,594	12,800
EDWIN POMPLUN	2002	150,000	30,375	—	6,250	13,240
Executive Vice President and Trust	2001	145,000	18,488	—	—	13,600
Division Manager of the Bank	2000	130,000	42,902	—	8,594	12,800

(1)	The amount of the aggregate of the other annual compensation did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for the particular executive officer.

(2)	Represents stock options we granted, retroactively adjusted, as appropriate, for the five for four stock splits effective in January 2003 and in January 2002, and the 10% stock dividend distributed in January 2001.

(3)	Represents amounts Citizens Business Bank contributed to the Profit Sharing Plan and allocated to the Named Executives’ vested or unvested account under such plan.

     Option Grants in 2002

               The following table sets forth information concerning option grants to our named executive officers during 2002.

Option Grants in 2002

					Potential Realizable Value at Assumed
					Annual Rates of Stock Price
	Individual Grants (1) (2)				Appreciation for Option Term($)

		Percent of
		Total
		Options
	Number	Granted to
	of Options	Employees	Exercise	Expiration
Name	Granted	in 2002(%)	Price ($)	Date	5%	10%

D. Linn Wiley	—	—	—	—	—	—
Frank Basirico	31,250	13.6	15.96	6-19-12	313,661	794,879
Edward J. Biebrich, Jr.	31,250	13.6	15.96	6-19-12	313,661	794,879
Jay W. Coleman	31,250	13.6	15.96	6-19-12	313,661	794,879
Edwin Pomlun	6,250	2.7	15.96	6-19-12	62,732	158,975

(1)	Retroactively adjusted for the five for four stock split effective in January 2003.

(2)	The options were granted at fair market value at the date of grant pursuant to the CVB Financial Corp. 2000 Stock Option Plan. The options vest in equal installments over a five year period.

     Option Exercises and Holdings

               The following table provides information with respect to the exercise of stock options during 2002 by our named executive officers and the value of unexercised options at December 31, 2002.

Aggregated Option(1) Exercises in Fiscal Year 2002
and Fiscal Year-End Option Values

					Value of Unexercised In-the-
			Number of Unexercised		Money Options at 12/31/02
	Shares Acquired		Options at 12/31/02 (#)(2)		($)(3)
	on Exercise(2)
Name	(#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

D. Linn Wiley	—	—	67,413	37,599	1,073,109	596,073
Frank Basirico	1,375	$13,475	1,718	36,407	28,089	380,254
Edward J. Biebrich, Jr.	—	—	60,157	50,588	892,815	293,487
Jay W. Coleman	—	—	12,891	38,771	202,637	416,873
Edwin Pomplun	—	—	49,758	12,353	970,176	98,970

(1)	We have no plans pursuant to which stock appreciation rights may be granted.

(2)	Retroactively adjusted for the five for four stock split effective in January 2003.

(3)	Value of unexercised “in-the-money” options is the difference between the fair market value of the securities underlying the options and the exercise or base price of the options as of December 31, 2002.

Employment Agreement with Our President and Chief Executive Officer

          On August 8, 1991, we entered into a renewing one year employment agreement with Mr. Wiley which sets forth his compensation as President and Chief Executive Officer of CVB Financial and Citizens Business Bank. The agreement provides for an annual base salary of at least $300,000. Mr. Wiley’s base salary for 2002 was $436,800. This base salary is reviewed and adjusted on an annual basis at the discretion of the Board of Directors. The agreement further provides for Mr. Wiley to receive an annual bonus of $200,000 for each year after 1991, although Mr. Wiley’s actual bonus may be more or less than $200,000 depending on the attainment of certain performance goals. In the event there is a change in control of CVB Financial, or Mr. Wiley is terminated for any reason, other than for cause, he is entitled to receive a sum equal to one year’s base salary at the rate being paid to him at the time he is terminated, unless he accepts employment with the acquiring company. Additionally, the agreement provides for certain other benefits, including an option grant, which was made in 1991, the use of an automobile, a country club membership, participation in the Bank’s Profit Sharing Plan and medical and life insurance benefits.

          In addition, pursuant to the terms of our 1991 Stock Option Plan and 2000 Stock Option Plan, upon a reorganization, merger, or consolidation of CVB Financial with one or more corporations as a result of which we will not be the surviving or resulting corporation, or a sale of substantially all the assets of CVB Financial to another person, or a reverse merger in which we are the surviving corporation but the shares of our stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, all outstanding options Mr. Wiley may hold under the our 1991 and 2000 Stock Option Plans, whether vested or not vested, will become immediately exercisable.

Severance Compensation Agreements with Certain Other Executive Officers

          In September 2001, Citizens Business Bank entered into severance compensation agreements with its executive officers (other than Mr. Wiley). These agreements provide that in the event a “Change of Control,” as described below, occurs during the executive’s employment and (i) the executive’s employment is terminated by us or Citizens Business Bank or any successor, other than for cause, within one year of the completion of such Change of Control, or (ii) the executive terminates or resigns employment for Good Reason, as described below, within one year of the completion of a Change in Control, the executive shall receive an amount equal to twice (2x) the executive’s annual base compensation for the last calendar year immediately preceding the Change in Control. This amount will be paid in a lump sum within five days after the effective date of termination of the executive’s employment.

          A “Change in Control” occurs if, among other things:

               (i) any person or group, other than a director serving as such on the date of the severance compensation agreement, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition) ownership of stock of CVB Financial or

Citizens Business Bank possessing more than 50% of the total voting power of CVB Financial or Citizens Business Bank stock;

               (ii) majority of the members of CVB Financial’s or Citizens Business Bank’s directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of CVB Financial’s or Citizens Business Bank’s board prior to the date of the appointment or election;

               (iii) a merger occurs where the holders of Citizens Business Bank’s or the CVB Financial Corp.’s voting stock immediately prior to the effective date of such merger own less than 50% of the voting stock of the entity surviving such merger; or

               (iv) any one person or group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from Citizens Business Bank that have a total fair market value greater than 50% of the total fair market value of all of Citizens Business Bank’s assets immediately before the acquisition or acquisitions. A transfer of assets will not be treated as a change in the ownership of such assets if the assets are transferred to:

                    (A) an entity, 50% or more of the total value or voting power of which is owned directly or indirectly by CVB Financial or Citizens Business Bank prior to the acquisition;

                    (B) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of CVB Financial or Citizens Business Bank prior to the acquisition; or

                    (C) an entity, at least 50% of the total value or voting power is owned, directly or indirectly by a person who owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of Citizens Business Bank prior to the acquisition.

               “Good Reason” includes (i) the executive’s then current level of annual base salary or employee benefit coverage is reduced; (ii) the executive suffers a material diminution in, among others, title, authority or responsibilities; or (iii) the executive’s principal business office is relocated by more than fifty miles from its existing location.

               In addition, pursuant to the terms of CVB Financial’s 1991 and 2000 Stock Option Plans, upon a reorganization, merger, or consolidation of CVB Financial with one or more corporations as a result of which CVB Financial will not be the surviving or resulting corporation, or a sale of substantially all the assets of CVB Financial to another person, or a reverse merger in which CVB Financial is the surviving corporation but the shares of CVB Financial’s stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, all outstanding options under CVB Financial’s 1991 and 2000 Stock Option Plans, whether vested or not vested, become immediately exercisable.

Report on Executive Compensation

               The Report of the Personnel Committee and the Stock Option Committee should not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference.

REPORT OF THE PERSONNEL COMMITTEE
AND THE STOCK OPTION COMMITTEE

What is Our Philosophy on Executive Compensation?

               We have adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. Our compensation practices encourage and motivate these individuals to achieve superior performance. This underlying philosophy pertains specifically to executive compensation, as well as employee compensation at all other levels throughout the organization.

               There are three principal components of the executive compensation program. They include base salary compensation, bonus compensation (performance compensation) and long-term incentive compensation.

Base Salary

               For 2002, we determined the base salary compensation for each of our executive officers. This includes all of the named executives. We predicate the base salary on the executive’s ability, experience and past and potential performance and contribution to CVB Financial and Citizens Business Bank. The base salary range is based, in part, on our analysis of salary surveys from the California Bankers Association and the Salary Information Retrieval System survey prepared by Organization Resource Counselors, Inc. Furthermore, we establish the base salary so that we will have the ability to increase these base salaries in future years based on the executive’s performance.

               We will evaluate and adjust the range of each executive’s base salary, if appropriate, in subsequent years, based on future salary surveys, comparable salary information and other considerations. Base salary adjustments for each executive will be predicated primarily on performance. We conduct performance evaluations at least annually. We base the evaluations on results achieved. These results are measured against specific performance standards established at the beginning or during the course of the year. For example, specific performance standards include, among other things, deposit growth, loan growth, fee income, expense control, net earnings, return on equity and return on assets.

Bonus

               We base bonus compensation on Citizens Business Bank’s return on equity and other specific performance criteria. Citizens Business Bank must achieve a minimum return on equity for anyone to be eligible for a bonus. This criterion provided for a minimum return on average equity of 15% for 2002. Citizens Business Bank’s actual return on average equity for

2002 was 20.51%. The individual performance objectives and standards relate to specific results where the executive has substantial influence and accountability.

What Kind of Long-Term Incentive Compensation does CVB Financial Offer?

               We have two compensation plans that provide long-term incentives for our executive officers. They include a Stock Option Plan and a Profit Sharing Plan.

               The 2000 Stock Option Plan aligns the interests of key employees, including the Named Executives, with those of our shareholders. We provide these employees with an incentive to achieve superior performance by granting them long-term options to purchase CVB Financial Common Stock at a fixed exercise price that equals the fair market value of the underlying stock on the date of the grant. The Stock Option Committee administers the Stock Option Plan. This committee has the authority to select the key employees eligible for the stock options and the number of options they will receive. The members of the Stock Option Committee do not utilize any performance goals in determining the number of options to be granted, nor do they consider the number of options previously granted to an executive officer. Rather, the members base the award of stock options on their own analysis of that employee’s contribution to CVB Financial, including an assessment of the employee’s responsibilities, as well as the employee’s commitment to CVB Financial’s future. The amount of compensation an optionee may receive pursuant to the option is based solely on an increase in the value of CVB Financial’s common stock after the date of the grant or award.

               In 2002, the Stock Option Committee granted in the aggregate 100,000 (retroactively adjusted for our January 2003 stock split) options to our named executive officers and 228,437 to all our employees collectively, including our named executive officers. The committee believes that stock options granted under the Stock Option Plan qualify for exclusion under Section 162(m) of the Internal Revenue Code, which limits the deductibility of compensation paid to certain executive officers, as performance-based compensation. We believe CVB Financial Corp. should be able to continue to manage its compensation for executive officers so as to preserve the related income tax deductions, although individual exceptions may occur.

               The CVB Financial Corp. 401(k) and Profit Sharing Plan primarily provides retirement benefits to all eligible employees, including Named Executives. It also has death and disability features.

               For Profit Sharing, employees become eligible upon completing at least one year of service and 1,000 hours of employment. Annual contributions are made solely by CVB Financial. These contributions are entirely discretionary, and are approved by the Board of Directors based on CVB Financials earnings and return on equity. For 2002, CVB Financial contributed $1,027,320 or 5% of total employee base salary and bonus to the Profit Sharing Plan. We allocate contributions proportionately to the accounts of plan participants based on their base salaries and bonus. Plan participants become fully vested in these amounts upon reaching seven years of service.

               Employees also receive a Qualified Non-Elective Contribution. Employees are fully vested immediately. Annual contributions are made solely by CVB Financial. These contributions are guaranteed to eligible 401(k) participants. For 2002, CVB Financial Corp.

contributed $714,358 or 3% of total employee base salary and bonus to the Qualified Non-Elective Contribution. We allocate contributions proportionately to the accounts of plan participants on their base salaries and bonus.

How Do We Compensate Our President and Chief Executive Officer?

               Mr. Wiley, the President and Chief Executive Officer of CVB Financial and the Bank, received compensation for his services during 2002 based primarily upon his rights under his employment agreement with CVB Financial and Citizens Business Bank. We discuss this contract under the heading “Employment Agreement with Our President and Chief Executive Officer.” Mr. Wiley is also eligible to receive a discretionary annual bonus pursuant to his employment agreement. We base his bonus on specific performance achievements as outlined above for other executive officers as well as other criteria. He received an annual bonus of $362,544 or 83% of base salary, for his services in 2002. This bonus was predicated on return on average equity, deposit growth, loan growth, fee income, turnover and operating efficiency. In addition to the benefits his employment agreement provides, Mr. Wiley is an eligible participant in our Profit Sharing Plan and an eligible participant under our 2000 Stock Option Plan. In 2002, the Stock Option Committee did not award Mr. Wiley any stock options. Mr. Wiley did receive a vested allocation of $16,000 for 2002 under our profit sharing plan. This represents his proportionate share of the aggregate employer contribution authorized by the Board of Directors for 2002.

Dated: March 19, 2003

THE PERSONNEL COMMITTEE GEORGE A. BORBA, Chairman JOHN A. BORBA RONALD O. KRUSE JOHN LoPORTO JAMES C. SELEY SAN E. VACCARO

THE STOCK OPTION COMMITTEE

JOHN BORBA RONALD O. KRUSE JOHN J. LoPORTO, Chairman JAMES C. SELEY SAN E. VACCARO

How Do We Compensate Directors?

               We compensate our directors and the directors of Citizens Business Bank with a fee for attendance at Board and committee meetings. Each director received $3,483 per month for Board and Committee meetings, except for the Chairman of the Board (Mr. George Borba) who received $9,952 per month for attendance at such meetings. Mr. Wiley does not receive any fees for serving as a director of CVB Financial or Citizens Business Bank. We paid a total of $325,245 in 2002 as directors’ fees. In addition, all of CVB Financial directors are eligible to receive grants of stock options under our 2000 Stock Option Plan. In 2002, the directors did not receive any options to purchase CVB Common Stock.

Compensation Committee Interlocks and Insider Participation

               None of the members of the Personnel Committee or the Stock Option Committee during 2002 has ever been an officer or employee of CVB Financial or any of its subsidiaries, except for Mr. Wiley, who is the President and Chief Executive Officer of CVB Financial and Citizens Business Bank and a member of the Personnel Committee. The Personnel Committee made all decisions regarding compensation of executive officers during 2002, other than those related to stock options or the base salary of Mr. Wiley.

Performance Graph

               The following graph compares the yearly percentage change in CVB Financial’s cumulative total shareholder return (stock price appreciation plus reinvested dividends) on Common Stock with (i) the cumulative total return of the American Stock Exchange market index, (ii) the cumulative total return of the Nasdaq National Market; and (iii) a published index comprised by Media General Financial Services, Inc. of banks and bank holding companies in the “Pacific States,” which are Alaska, Arizona, California, Hawaii, Montana, Nevada, North Dakota, South Dakota, Oregon, Utah, Washington and Wyoming (the industry group line depicted below). The graph assumes an initial investment of $100 and reinvestment of dividends. Points on the graph represent the performance as of the last business day of each of the years indicated. The graph is not necessarily indicative of future price performance. On June 11, 2001, CVB Financial Corp’s common stock ceased trading on the American Stock Exchange and began trading on the Nasdaq National Market System on the following business day.

               The graph shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this graph by reference.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CVB FINANCIAL CORP.,
NASDAQ MARKET INDEX AND MG GROUP INDEX

DOLLARS
275
250
225
200
175
150
125
100
75
50
25
0
1997
1998
1999
2000
2001
2002
CVB FINANCIAL CORP.
MG GROUP INDEX
NASDAQ MARKET INDEX

ASSUMES $100 INVESTED ON JAN. 01, 1998
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2002

Period Ended December 31, 1997 Through December 31, 2002

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

		1998	1999	2000	2001	2002
CVB Financial Corp.	100	92.38	96.99	91.67	143.18	198.41
Industry Index	100	93.66	95.49	110.50	125.44	121.72
Nasdaq Market Index	100	141.04	248.76	156.35	124.64	86.94

Certain Relationships and Related Transactions

               Some of the directors and executive officers of CVB Financial and the companies with which they are associated were customers of, and had banking transactions with, Citizens Business Bank in the ordinary course of its business during 2002, and the Bank expects to have such banking transactions in the future. Citizens Business Bank made all of these loans and commitments on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness. In our opinion, these transactions did not involve more than a normal risk of collectibility or present other unfavorable features.

               Mr. Steven Borba, son of Director John Borba, is employed by Citizens Business Bank. During the 2002 fiscal year he earned $86,525.

Did Directors and Officers Comply with Their Section 16(a) Beneficial Ownership Reporting Compliance Requirements in 2002?

               Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of CVB Financial’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). The SEC requires executive officers, directors and greater than ten-percent shareholders to furnish to us copies of all Section 16(a) forms they file.

               Based solely on our review of these reports and of certifications furnished to us, we believe that during the fiscal year ended December 31, 2002 all executive officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except Mr. Edward Biebrich who filed one Form 4 late relating to the purchase of stock pursuant to a broker dividend reinvestment plan.

THE BOARD RECOMMENDS A VOTE “FOR” ALL SEVEN NOMINEES FOR DIRECTOR.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               We have appointed Deloitte & Touche as independent public accountants for the year ending December 31, 2003. The Audit Committee appoints our independent auditors. Deloitte & Touche, who performed our audit services in 2002, including an examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission, has served as our accountants since 1986. Deloitte & Touche performed all of its services in 2002 at customary rates and terms.

Independent Auditors

Fees

               The following table sets forth the aggregate fees CVB Financial Corp. incurred for audit and non-audit services provided by Deloitte & Touche, LLP, who acted as our independent auditors for the fiscal year ending 2002. The table lists audit fees, financial information systems design and implementation fees, and other fees.

December 31, 2002

Audit Fees	$155,000
Financial Information Systems Design and Implementation Fees	$0
Other Fees (internal audit fees)	$124,552

               The Audit Committee has considered whether the provision of financial information systems design and implementation services and other non-audit services is compatible with maintaining the independence of Deloitte & Touche, LLP. On July 1, 2002, CVB Financial retained the independent accounting firm Vavrinek, Trine, Day & Co., Ltd. to perform the internal audit functions.

               Representatives of Deloitte & Touche will be present at the meeting. They will be available to respond to your appropriate questions and will be able to make such statements as they desire. If you do not ratify the selection of independent accountants, the Audit Committee will reconsider the appointment. However, even if you ratify the selection, the Audit Committee may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of CVB Financial and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”THE
RATIFICATION OF
THE SELECTION OF
DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT
ACCOUNTANTS FOR 2003.

ANNUAL REPORT

               Together with this Proxy Statement, CVB Financial has distributed to each of its shareholders our Annual Report on Form 10-K for the year ended December 31, 2002, which includes the consolidated financial statements of CVB Financial and its subsidiaries and the report thereon of Deloitte & Touche, CVB Financial’s independent public accountants. If you did not receive them, we will send them to you without charge.

               The Annual Report on Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission, but the Form 10-K we have delivered to you does not include the exhibits. If you wish to receive copies of the exhibit, we will send them to you. Expenses for copying and mailing will be your responsibility. Please write to:

Donna Marchesi, Secretary
CVB Financial Corp.
701 North Haven Avenue
Suite 350
Ontario, California 91764

In addition, the Securities and Exchange Commission maintains an internet site at http://www.sec.gov that contains information we file with them.

PROPOSALS OF SHAREHOLDERS

               If you wish to submit a proposal for consideration at our 2004 Annual Meeting of Shareholders, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934. To be eligible for inclusion in our proxy statement and proxy materials, our Corporate Secretary must receive your proposal no later than December 11, 2003.

               For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) CVB Financial Corp. receives notice of the proposal before the close of business on February 24, 2004 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior the close of business on February 24, 2004.

               Notices of intention to present proposals at the 2004 annual meeting should be addressed to our Corporate Secretary, CVB Financial Corp., 701 North Haven Avenue, Ontario, California 91764. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other requirements.

Dated:	April, 9, 2003	CVB FINANCIAL CORP.

D. Linn Wiley President and Chief Executive Officer

CVB FINANCIAL CORP.
REVOCABLE PROXY FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD MAY 21, 2003
THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

               I/we hereby nominate, constitute and appoint John A. Borba, John J. LoPorto and James C. Seley, and each of them, their attorneys, agents and proxies, with full powers of substitution to each, to attend and act as proxy or proxies at the 2003 Annual Meeting of Shareholders of CVB FINANCIAL CORP. which will be held at the Ontario Convention Center, 2000 Convention Center Way, Ontario, California 91764, on Wednesday, May 21, 2003, at 7:00 p.m., and at any and all postponements or adjournments thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

               Nominees: George A. Borba, John A. Borba, Ronald O. Kruse, John J. LoPorto, James C. Seley, San E. Vaccaro and D. Linn Wiley.

1. ELECTION OF DIRECTORS

☐	FOR all nominees listed above (except as indicated to the contrary below). Discretionary authority to cumulate votes is granted to the Board

☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

               INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee(s) write that nominee’s(s’) name in the space below.

                 2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE as independent public accountants of CVB Financial Corp. for the year ending December 31, 2003.

☐	FOR

☐	AGAINST

☐	ABSTAIN

               3. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. If any other matter is presented, your proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. The Board of Directors at present knows of no other business to be presented at the Annual Meeting.

PLEASE SIGN AND DATE ON REVERSE SIDE

PLEASE SIGN AND DATE BELOW

               I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I/we acknowledge receipt of the notice of Annual Meeting and the Proxy Statement which accompanies the notice.

Dated                 , 2003

Signed:

Signed:

               Please date this Proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE.